Exhibit 99.01

CannaSys, Inc. Announces Company Update Conference Call

DENVER, CO—December 3, 2015—CannaSys, Inc. (“CannaSys”) (OTCQB: MJTK), a leading technology solutions provider to the cannabis industry, announced today that the Company will host a company update conference call on Thursday, December 10, 2015 at 4:15pm EDT. The shareholder call will be hosted by Mr. Michael Tew, CEO of CannaSys.

“Over the past couple of months, we have announced a number of business partnerships and other strategic initiatives that are beginning to build our market share and revenue base,” stated Mr. Tew. “It is our intention to professionally communicate with the investment community and be transparent with our shareholders. This is why we wanted to hold our first company update conference call at this time.”

Conference Call Details:

Date: Thursday, December 10, 2015

Time: 4:15PM EDT

Dial-in Number (U.S. and Canada): (844) 284-3431

Dial-in Number (International): (925) 308-9853

Conference ID: 95186942

The questions and answers part of the conference call will be processed via emailed questions. If you have any questions feel free to submit to mswartz@viridianca.com, at least 6 hours prior to the conference call. Please include your name, contact phone number, email address and question.

About CannaSys, Inc.

CannaSys is a leading technology solutions provider to the regulated cannabis industry. Its core products are delivered software as a service to facilitate point-of-purchase transactions, customer relationship marketing solutions, and cannabis laboratory information management systems. CannaSys plans to develop, acquire, and build partnerships in order to bring additional solutions to market in both established and developing medical and recreational cannabis states. For further information, please visit www.cannasys.com.

Forward-Looking Statements

The statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, such forward-looking statements are subject to assumptions with respect to future business strategies and decisions

Contact Investor Relations:

Michael Swartz, Senior Analyst
Viridian Capital Advisors,LLC
Tel: 212-333-0257
Email: mswartz@viridianca.com

Michael A. Tew,CEO
CannaSys, Inc.
Tel: 800.420.4866 x100
Email: michael.tew@cannasys.com